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                                                                    Exhibit 23.1


            Consent of Price Waterhouse LLP, Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 21, 1996, except as to Note 16, which is as of December 11, 1996, appearing on page F-2 of Odwalla, Inc.'s Annual Report on Form 10-K for the fiscal year ended August 31, 1996.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

San Francisco, California
August 18, 1997